Exhibit 10.4

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of September 7, 2012 by and between Interline Brands, Inc., a Delaware corporation (the “Company”) and [•] (“Indemnitee”).

RECITALS

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve the Company;

WHEREAS, in order to induce Indemnitee to continue to provide services to the Company, the Company wishes to provide for the indemnification of, and advancement of expenses to, Indemnitee to the maximum extent permitted by applicable law;

WHEREAS, the Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) and Third Amended and Restated Bylaws (the “Bylaws”) require indemnification of the officers and directors of the Company, and Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the Bylaws and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification;

WHEREAS, the Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for the Company’s directors, officers, employees, agents and fiduciaries, the significant and continual increases in the cost of such insurance and the general trend of insurance companies to reduce the scope of coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and scope of coverage of liability insurance is being reduced, provides increasing challenges for the Company;

WHEREAS, Indemnitee does not regard the protection currently provided by applicable law, the Company’s governing documents and available insurance as adequate under the present circumstances, and Indemnitee may not be willing to serve as a director of the Company without additional protection;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the increased difficulty in attracting and retaining highly qualified persons such as Indemnitee is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure Indemnitee that there will be increased certainty of such protection in the future;

WHEREAS, the Board has determined that it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of,

Indemnitee to the fullest extent permitted by applicable law, regardless of any amendment or revocation of the Charter or Bylaws subsequent to the date hereof, so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of the indemnification provided in the Charter, Bylaws and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder;

[WHEREAS, Indemnitee has certain rights to indemnification and/or insurance provided by the Sponsor Indemnitors (as defined below) which Indemnitee and the Sponsor Indemnitors intend to be secondary to the primary obligation of the Company to indemnify Indemnitee as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Indemnitee’s willingness to serve on the Board.]*

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

Section 1.  Services to the Company.  Indemnitee agrees to serve as a director of the Company and in such other capacities as Indemnitee may serve at the request of the Company from time to time, and by its execution of this Agreement the Company confirms its request that Indemnitee serve as a director and in such other capacities.  Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by law), in which event the Company shall have no obligation under this Agreement to continue Indemnitee in such position.  This Agreement shall not be deemed an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee, nor shall this Agreement be deemed to supersede any employment agreement to which Indemnitee is a party or create any right of Indemnitee to continued employment or appointment.  The foregoing notwithstanding and subject to Section 16 of this Agreement, this Agreement shall continue in force after Indemnitee has ceased to serve as a director of the Company and will continue to provide coverage, to the extent provided for in this Agreement, for matters that occurred while Indemnitee served as a director of the Company.

Section 2.  Definitions

As used in this Agreement:

(a)           “Affiliate” means with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

* Bracketed language to be included in indemnification agreement entered into by directors designated by P2 and GS.

(b)           “Change in Control” means, in a single transaction or series of related transactions, the occurrence of any of the following events: (i) a majority of the outstanding voting power represented by the then outstanding Voting Securities of the Company shall have been acquired or otherwise become beneficially owned, directly or indirectly, by any Person or Persons acting as a “group” within the meaning of the Securities Exchange Act of 1934, as amended) (other than any of the Investor Stockholders), other than by reason of any underwritten public offering of the Common Stock, (ii) the sale, transfer, assignment or other disposition (including by merger, share purchase, recapitalization, redemption, reorganization, consolidation or otherwise, but excluding an underwritten public offering of the Common Stock) by stockholders of the Company of more than fifty percent (50%) of the voting power represented by the then outstanding Voting Securities of the Company, (iii) the sale, lease, or exchange of substantially all the assets of the Company and its subsidiaries on a consolidated basis, in each case to one or more Persons (other than to any Person who is an Investor Stockholder), (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of its assets, or (v) the Company shall file or have filed against it, and such filing shall not be dismissed, any bankruptcy, insolvency or dissolution proceedings, or a trustee, administrator or creditors committee shall be appointed to manage or supervise the affairs of the Company.  Notwithstanding the foregoing, a transaction will not constitute a “Change of Control Transaction” if, following the transaction described in clauses (i) and (ii) of the immediately preceding sentence, the Company will be beneficially owned directly or indirectly in substantially the same proportions by the Persons who held the outstanding Equity Securities of the Company immediately before such transaction.

(c)           “Common Stock” means the common stock, par value $0.01 per share, of the Company and any and all securities of any kind whatsoever of the Company which may be issued after the date of this Agreement in respect of, or in exchange for, such shares of common stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

(d)           “Corporate Status” describes the status of a person as a current or former director (or a member of any committee of a board of directors), officer, employee, agent or consultant of the Company or of any other Enterprise which such person is or was serving at the request of the Company as a director (or a member of any committee of a board of directors), officer, employee, agent, consultant or fiduciary, including service with respect to an employee benefit plan.

(e)           “Determination” means a determination that either (x) indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct or (y) indemnification of Indemnitee is not proper in the circumstances because Indemnitee did not meet a particular standard of conduct (an “Adverse Determination”).

(f)            “Enforcement Expenses” shall include all attorneys’ fees, retainers, court, arbitration and mediation costs, transcript costs, fees and expenses of experts, witness fees,  travel expenses, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with an action to enforce or interpret this Agreement or any indemnification or advancement rights, or an appeal from such action, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.

(g)           “Enterprise” shall mean the Company and any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other legal entity of which Indemnitee is or was serving at the request of the Company as a director (or a member of any committee of a board of directors), officer, employee, agent, trustee, consultant or fiduciary.

(h)           “Expenses” shall include all reasonable attorneys’ fees, retainers, court, arbitration and mediation costs, transcript costs, fees and expenses of experts, witness fees,  travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding or an appeal resulting from any Proceeding, including, without limitation, the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.  All Expenses for which indemnification may be sought under this Agreement shall be presumed to be reasonable, and the Company shall have the burden of proof to overcome that presumption.

(i)            “GSCP Parties” means, collectively, GS Capital Partners VI Fund, L.P., a Delaware limited partnership (“GSCP”), GS Capital Partners VI Offshore Fund, L.P., a Cayman Islands exempted limited partnership (“GSCP Offshore”), GS Capital Partners VI GmbH & Co. KG, a limited partnership formed under the laws of the Federal Republic of Germany (“GSCP Germany”), GS Capital Partners VI Parallel, L.P., a Delaware limited partnership (“GSCP Parallel” and any Affiliates of the foregoing which own Voting Securities from time to time.

(j)            “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of Delaware corporation law and neither presently is, nor in the past two years has been, retained to represent: (i) the Company, any Enterprise or Indemnitee in any matter material to any such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The Company agrees to pay the fees and expenses of the Independent Counsel and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(k)           “Investor Stockholder” means any of the GSCP Parties or the P2 Parties.

(l)            “Merger Agreement” means the Agreement and Plan of Merger, dated as of May 29, 2012 (as such agreement may be amended, supplemented or otherwise modified from time to time), by and among Isabelle Holding Company, LLC, which was formerly known as Isabelle Holding Company Inc. prior to its conversion to a Delaware limited liability company on September 4, 2012, Isabelle Acquisition Sub Inc., a Delaware corporation, and the Company.

(m)          “P2 Parties” means, collectively, P2 Capital Master Fund I, L.P., a Cayman Islands exempted limited partnership (“P2 Capital I”) and any Affiliates of P2 Capital I which own Voting Securities from time to time.

(n)           “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or agency or other entity of any kind or nature.

(o)           The term “Proceeding” shall include any threatened, pending or completed claim, demand, discovery request, action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil, criminal, administrative legislative, or investigative (formal or informal) nature, including any and all appeals therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of the fact that Indemnitee is or was a director (or a member of any committee of a board of directors), officer, employee, agent or consultant of the Company or is or was serving at the request of the Company (including in connection with the transactions contemplated by the Merger Agreement) as a director (or a member of any committee of a board of directors), officer, employee, agent, consultant or trustee of any Enterprise or by reason of any action taken by him or of any action taken on his part while acting as director (or a member of any committee of a board of directors), officer, employee, agent or consultant of the Company, or while serving at the request of the Company as a director (or a member of any committee of a board of directors), consultant, officer, employee, agent or trustee of Enterprise, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.  If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, such situation shall be considered a Proceeding under this paragraph.  The term “Proceeding” shall not include any action, suit or arbitration, or part thereof, initiated by Indemnitee to enforce Indemnitee’s rights under this Agreement as provided for in Section 14(e) of this Agreement.

(p)           Voting Securities” means any securities of the Company that vote generally in the election of directors.

Section 3.               Indemnity in Third-Party Proceedings.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 3  if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor (which is covered by Section 4 of this Agreement).  Pursuant to this Section 3, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement) incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal proceeding had no reasonable cause to believe that his conduct was unlawful.  Indemnitee shall not enter into any settlement in connection with a Proceeding without ten (10) days prior notice to the Company, and to the extent the Company is participating in a Proceeding, the Company shall not enter into any settlement in connection therewith without the prior consent of Indemnitee (other a settlement which would not impose any conditions, limitations or obligations (whether or not monetary in nature) on Indemnitee).  The parties hereto intend that this Agreement shall provide to the fullest extent permitted by law for indemnification in excess of that expressly permitted by statute, including, without limitation, any indemnification provided by the Certificate of Incorporation, the By-laws, vote of its stockholders or disinterested directors, or applicable law.

Section 4.               Indemnity in Proceedings by or in the Right of the Company.  The Company shall indemnify Indemnitee in accordance with the provisions of this Section 4  if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor.  Pursuant to this Section 4, Indemnitee shall be indemnified to the fullest extent permitted by applicable law against all Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement) incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.  No indemnification for Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that the Delaware Court of Chancery (the “Delaware Court”) or any court in which the Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such expenses as the Delaware Court or such other court shall deem proper.

Section 5.               Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provisions of this Agreement and except as provided in Section 9, to the extent that Indemnitee is a party to or a participant in and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, the Company shall indemnify Indemnitee against all Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein (all such Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement shall be presumed to be reasonably incurred, and the Company shall have the burden of proof to overcome that presumption).  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law, indemnify Indemnitee against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter (all such Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement shall be presumed to be reasonably incurred, and the Company shall have the burden of proof to overcome that presumption).  For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.  Nothing in this Section 5 is intended to limit Indemnitee’s rights provided for in Sections 3 and 4.

Section 6.               Indemnification For Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness or otherwise asked to participate in any Proceeding to which Indemnitee is not a party and is not threatened to be made a party, he shall be indemnified against all Expenses incurred by him or on his behalf in connection therewith.  Nothing in this Section 6 is intended to limit Indemnitee’s rights provided for in Sections 3 and 4.

Section 7.               Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement incurred by Indemnitee or on Indemnitee’s behalf, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

Section 8.               Additional Indemnification.

(a)           Except as provided in Section 9, notwithstanding any provisions of Sections 3, 4, or 5, the Company shall indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or is threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company) against all Expenses, losses, liabilitites, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding (all such Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement shall be presumed to be reasonably incurred, and the Company shall have the burden of proof to overcome that presumption).

(b)           For purposes of Section 8(a), the meaning of the phrase “to the fullest extent permitted by applicable law” shall include, but not be limited to:

(i)            to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL or such provision thereof; and

(ii)           to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its directors.

Section 9.               Exclusions.  Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated under this Agreement:

(a)           [subject to Section 15(c),]* to make any indemnity for amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such amounts under any insurance policy, contract, agreement or otherwise;

(b)           to make any indemnity for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c)           to make any indemnity or advancement that is prohibited by applicable law.

Section 10.             Advances of Expenses.  Notwithstanding any provision of this Agreement to the contrary, the Company shall advance, to the extent not prohibited by applicable law, all Expenses incurred by or on behalf of Indemnitee (or which Indemnitee determines are reasonably likely to be paid or incurred by or on behalf of Indemnitee within three (3) months) in connection with any Proceeding, and such advancement shall be made within twenty (20) days after the receipt by the Company of a statement or statements requesting such advances (which shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding.  Advances shall be unsecured and interest free.  Advances shall be made without regard to Indemnitee’s ability to repay expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.  The Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that the Indemnitee undertakes to the fullest extent required by applicable law to repay the amounts advanced (without interest) only if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to be indemnified by the Company.  No other form of undertaking shall be required, nor shall the

* Bracketed language to be included in indemnification agreement entered into by directors designated by P2 and GS.

Company impose on Indemnitee additional conditions to advancement, other than the execution of this Agreement.  The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding.  Nothing in this Section 10 shall limit Indemnitee’s right to advancement pursuant to Section 14(e) of this Agreement.  The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

Section 11.            Procedure for Notification and Defense of Claim.

(a)           To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor.  The omission by Indemnitee to notify the Company hereunder will not relieve the Company from any liability which it may have to Indemnitee hereunder, under the Charter, the Bylaws, any resolution of the Board providing for indemnification, applicable law, or otherwise, and any delay in so notifying the Company shall not constitute a waiver by Indemnitee of any rights.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b)           The Company will be entitled to participate in any Proceeding at its own expense.

Section 12.             Procedure Upon Application for Indemnification.

(a)           In no event shall a Determination be required in connection with advancement of Expenses pursuant to Section 10 or in connection with indemnification of Expenses incurred as a witness or incurred in connection with any Proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise. If a Determination is required by applicable law, any such Determination shall be made within 30 days after receipt of Indemnitee’s written request for indemnification by (A) if a Change in Control has occurred, by Independent Counsel in a written opinion to the Company and Indemnitee, a copy of which shall be delivered to the Indemnitee or (B) if a Change in Control has not occurred, by one of the following four methods, which shall be at the election of the Board: (1) by a majority vote of the disinterested directors, even though less than a quorum, (2) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum, (3) if there are no disinterested directors or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (4) if so directed by the Board, by the stockholders of the Company holding a majority of the outstanding voting stock of the Company.  For purposes hereof, disinterested directors are those members of the Board who are not parties to the Proceeding in respect of which indemnification is sought by Indemnitee.  If a Determination is made pursuant to this Section 12(a) that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such Determination.  Indemnitee shall cooperate with the directors, Independent Counsel or stockholders as applicable, making such Determination with respect to Indemnitee’s entitlement to indemnification, including providing upon reasonable advance request any reasonable documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such Determination.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee or on Indemnitee’s behalf in so cooperating with the directors, the Independent Counsel, stockholders or the Company shall be borne by the Company (irrespective of the Determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(b)           If the Determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b).  The Independent Counsel shall be selected (A) prior to a Change in Control, by the Board, and the Board shall give written notice to Indemnitee advising it of the identity of the Independent Counsel so selected or (B) following a Change in Control, by Indemnitee, and Indemnitee shall give written notice to the Board advising it of the Independent Counsel so selected.  Indemnitee or the Board, as the case may be, may, within ten (10) days after such written notice of selection shall have been given, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within twenty (20) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) hereof and the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected and not objected to, either the Company or the Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by Indemnitee to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate.  The person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 12(a) hereof.  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 13.             Presumptions and Effect of Certain Proceedings.

(a)           In making a Determination, the person or persons or entity making such Determination shall presume that Indemnitee has met the applicable standard of conduct and that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by such person or persons or entity of any Determination contrary to that presumption.  Neither the failure of the Company (including by its directors, Independent Counsel or stockholders) to have made a Determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual Determination by the Company (including by its directors, Independent Counsel or stockholders) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b)           The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of guilty, nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(c)           For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or the Board or counsel selected by any committee of the Board or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser, investment banker or other expert selected with reasonable care by the Company or the Board or any committee of the Board.  The provisions of this Section 13(c) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.  Whether or not the foregoing provisions of this Section 13(c) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

(d)           If the person, persons or entity empowered or selected under Section 12 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto.

(e)           The knowledge and/or actions, or failure to act, of any director, consultant, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 14.             Remedies of Indemnitee.

(a)           Subject to Section 14(f), in the event that (i) a Determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 10 of this Agreement, (iii) if a decision is made that a Determination is required by law, no Determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6 or 7 or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) payment of indemnification pursuant to Section 3, 4 or 8 of this Agreement is not made within ten (10) days after a Determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, Indemnitee shall be entitled to a final adjudication by a non-appealable court or judicial body of competent jurisdiction of his entitlement to such indemnification and/or advancement.  Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 14(a); provided, however, that the foregoing time limitation shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under Section 5 of this Agreement.  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)           In the event that a Determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that Adverse Determination.  In any judicial proceeding or arbitration commenced pursuant to this Section 14, the Company shall have the burden of proving Indemnitee is not entitled to indemnification or advancement, as the case may be.

(c)           If a Determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such Determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

(d)           The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.  It is the intent of the Company that, to the fullest extent permitted by applicable law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder.

(e)           To the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee against any and all Enforcement Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by applicable law, such Enforcement Expenses to Indemnitee, which are incurred by Indemnitee or on Indemnitee’s behalf in connection with any action brought by Indemnitee for indemnification or advancement from the Company under this Agreement or under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be, in the suit for which indemnification or advancement is being sought.  The parties agree that for the purposes of any advancement of Enforcement Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Enforcement Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

(f)            Notwithstanding anything in this Agreement to the contrary, no Determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

Section 15.            Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a)           The rights of indemnification and to receive advancement as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, the Bylaws, any agreement, a vote of stockholders or a resolution of directors, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement than would be afforded currently under the Charter, the Bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)           So long as the Company or any of its subsidiaries maintains liability insurance for any directors, officers, employees or agents of any such person, the Company shall ensure that Indemnitee is covered by such insurance in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s and its subsidiaries’ then current directors and officers.  If at any date (i) such insurance ceases to cover acts and omissions occurring during all or any part of the period of Indemnitee’s Corporate Status or (ii) neither the Company nor any of its subsidiaries maintains any such insurance, the Company shall ensure that Indemnitee is covered, with respect to acts and omissions prior to such date, for at least six years from such date, by other directors and officers liability insurance, in amounts and on terms (including the portion of the period of Indemnitee’s Corporate Status covered) no less favorable to Indemnitee than the amounts and terms of the liability insurance maintained by the Company on the date hereof  At the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company shall give prompt notice of such claim or of the commencement of a proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

[(c)        The Company hereby acknowledges that Indemnitee has certain rights to indemnification, advancement of expenses and/or insurance provided by [•]+ and/or certain of its affiliates (collectively, the “Sponsor Indemnitors”).  The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Sponsor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee or on Indemnitee’s behalf are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee or on Indemnitee’s behalf and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Charter or the Bylaws (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Sponsor Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Sponsor Indemnitors from any and all claims against the Sponsor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Sponsor Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Sponsor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.  Indemnitee agrees that, to the extent that Indemnitee is entitled to be indemnified by the Company under this Agreement and by any Sponsor Indemnitor under any other agreement or instrument, or by any insurer under a policy maintained by any Sponsor Indemnitor, he shall proceed first against the Company and/or any insurer under any policy maintained by the Company, second, if indemnification is not provided by the Company or any such insurer on a timely basis, against any insurer under a policy maintained by the applicable Sponsor Indemnitor, and third, if indemnification is not provided by the Company or any such insurer on a timely basis, against any the applicable Sponsor Indemnitors.  The Company and Indemnitee

+ Insert name of applicable entity.  For directors designated by GS, it will be “Goldman, Sachs & Co.” For directors designated by P2, it will be “P2 Capital Partners, LLC.”

agree that the Sponsor Indemnitors are express third party beneficiaries of the terms of this Section 15(c).]*

(d)           [Except as provided in Section 15(c),]* in the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee [(other than against the Sponsor Indemnitors)]*, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights; provided that the Company shall not be entitled to contribution or indemnification from or subrogation against any Sponsor Indemnitor or any insurer under a policy maintained by a Sponsor Indemnitor.

(e)           [Except as provided in Section 15(c),]* the Company’s obligation to provide indemnification or advancement hereunder to Indemnitee who is or was serving at the request of the Company as a director, consultant, officer, employee, trustee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement from such other Enterprise.

Section 16.             Duration of Agreement.  This Agreement shall continue during the period Indemnitee is a director of the Company (or in such other capacities as Indemnitee may serve at the request of the Company from time to time) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding by reason of his former or current capacity at the Company or any other Enterprise as the Company’s request, whether or not he is acting or serving in any such capacity at the time any Expense is incurred for which indemnification can be provided under this Agreement.  This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of Indemnitee and his heirs, executors and administrators.  The Company shall require and cause any successor, and any direct or indirect parent of any successor, whether direct or indirect by purchase, merger, consolidation or otherwise, to all, substantially all or a substantial part, of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 17.             Severability.  If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision

* Bracketed language to be included in indemnification agreement entered into by directors designated by P2 and GS.

held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 18.             Enforcement.

(a)           The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Company.

(b)           This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Charter, the Bylaws, any resolution of the Board providing for indemnification and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

Section 19.             Modification and Waiver.  No supplement, modification or amendment, or waiver of any provision, of this Agreement shall be binding unless executed in writing by the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 20.             Notice by Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which Indemnitee reasonably believes to be subject to indemnification or advancement as provided hereunder.  The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement or otherwise.

Section 21.             Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a)           If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide to the Company.

(b)           If to the Company to:

Interline Brands, Inc.

701 San Marco Boulevard

Jacksonville, Florida 32207

Attention: Michael Agliata

Facsimile: (856) 533-1566

or to any other address as may have been furnished to Indemnitee by the Company.

Section 22.             Contribution.  To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee or on Indemnitee’s behalf, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Company and Indemnitee in connection with the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

Section 23.             Applicable Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.  Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of process at such address set forth in Section 21 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 24.             Identical Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 25.              Miscellaneous.  The headings of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

[Section 26.           Information Sharing.  The Company hereby consents (i) to the Indemnitee sharing any information provided by the Company or its subsidiaries to Indemnitee in his capacity as a director (such information, the “Shareable Information”) with the Sponsor Indemnitor and its affiliates and the officers, directors, members, employees and representatives of either (collectively, the “Covered Parties”) and (ii) to the internal use by any of the Covered Parties of such Shareable Information in compliance with applicable laws; provided that, the Sponsor Indemnitor maintains adequate procedures to maintain the confidence of any such disclosed information that is subject to attorney-client privilege at the time of disclosure for purposes thereof.]*

Section 27.              Time of the Essence.  Time is of the essence in the performance of each provision of this Agreement.

[signature page follows]

* Bracketed language to be included in indemnification agreement entered into by directors designated by P2 and GS.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the day and year first above written.

COMPANY:

INTERLINE BRANDS, INC.

By:
Name:
Title:

INDEMNITEE:

Name:

Address:

[Signature Page to Indemnification Agreement]